Exhibit 10.3

May 6, 2021

Via Electronic Mail

Staffing 360 Solutions, Inc.

3A London Wall Buildings

London Wall

London EC2M 5SY

United Kingdom

Attn: Brendan Flood, Chairman and Chief Executive Officer

Re:	Limited Waiver and Agreement

Ladies and Gentlemen:

Reference is made to the Limited Waiver and Agreement (the “Agreement”) dated February 5, 2021, among Jackson Investment Group, LLC (“JIG”) and Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

By this letter JIG hereby agrees that the period for which it agreed not to exercise Convertible Securities in the Agreement is extended to June 30, 2021. In consideration of such extension, the Company agrees that it will take all actions necessary to fulfill its obligations set forth in the Agreement to increase the Company’s authorized and unissued shares of common stock as soon as possible, and in any event by not later than June 30, 2021.

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Agreement to be duly executed by their duly authorized representatives as of the day and year hereof.

Sincerely,

Jackson Investment Group, LLC

By:	/s/ Richard L. Jackson
Name:	Richard L. Jackson
Title:	Chief Executive Officer

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer